Exhibit 4.1

EXECUTION COPY

BLACKROCK KELSO CAPITAL CORPORATION

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

AND

CITIBANK, N.A.,

as Securities Administrator

INDENTURE

Dated as of February 19, 2013

5.50% Convertible Senior Notes due 2018

EXECUTION COPY

TABLE OF CONTENTS

		Page

	Article 1

	Definitions

Section 1.01	Definitions	1
Section 1.02	References to Interest	13

	Article 2

	Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01	Designation and Amount	13
Section 2.02	Form of Notes	13
Section 2.03	Date and Denomination of Notes; Payments of Interest and Defaulted Amounts	14
Section 2.04	Execution, Authentication and Delivery of Notes	16
Section 2.05	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary	16
Section 2.06	Mutilated, Destroyed, Lost or Stolen Notes	22
Section 2.07	Temporary Notes	23
Section 2.08	Cancellation of Notes Paid, Converted, Etc.	23
Section 2.09	CUSIP Numbers	24
Section 2.10	Additional Notes; Repurchases	24

	Article 3

	Satisfaction and Discharge

Section 3.01	Satisfaction and Discharge	24

	Article 4

	Particular Covenants of the Company

Section 4.01	Payment of Principal and Interest	25
Section 4.02	Maintenance of Office or Agency	25
Section 4.03	Appointments to Fill Vacancies in Trustee’s and Securities Administrator’s Office	26
Section 4.04	Provisions as to Paying Agent and Securities Administrator	26
Section 4.05	Existence	27

i

	Article 12

	Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01	Indenture and Notes Solely Corporate Obligations	56

	Article 13

	Conversion of Notes

Section 13.01	Conversion Privilege	56
Section 13.02	Conversion Procedure; Settlement Upon Conversion	59
Section 13.03	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes	64
Section 13.04	Adjustment of Conversion Rate	66
Section 13.05	Adjustments of Prices	75
Section 13.06	Shares to Be Fully Paid	75
Section 13.07	Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	75
Section 13.08	Certain Covenants	77
Section 13.09	Limited Responsibility of Trustee and Securities Administrator	78
Section 13.10	Notice to Holders Prior to Certain Actions	79
Section 13.12	Limit on Issuance of Shares of Common Stock Upon Conversion	80

	Article 14

	Repurchase of Notes at Option of Holders

Section 14.01	Repurchase at Option of Holders Upon a Fundamental Change	80
Section 14.02	Withdrawal of Fundamental Change Repurchase Notice	83
Section 14.03	Deposit of Fundamental Change Repurchase Price	83
Section 14.04	Covenant to Comply with Applicable Laws Upon Repurchase of Notes	84

	Article 15

	No Redemption

Section 15.01	No Redemption	84

	Article 16

	Miscellaneous Provisions

Section 16.01	Provisions Binding on Company’s Successors	85
Section 16.02	Official Acts by Successor Corporation	85
Section 16.03	Addresses for Notices, Etc.	85
Section 16.04	Governing Law	85

v

EXECUTION COPY

INDENTURE dated as of February 19, 2013 among BLACKROCK KELSO CAPITAL CORPORATION, a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01) and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01) and Citibank, N.A., a national banking association, as securities administrator (the “Securities Administrator,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5.50% Convertible Senior Notes due 2018 (the “Notes”), initially in an aggregate principal amount not to exceed $100,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of the over-allotment option as set forth in the Purchase Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Securities Administrator or a duly authorized authenticating agent, as provided in this Indenture, the valid and binding obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee and the Securities Administrator for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

The terms defined in this Article include the plural as well as the singular. The word “including” means, where not already so indicated, “including without limitation.”

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d) and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 13.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 13.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Securities Administrator or the Trustee, as the case may be.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights (other than debt securities convertible into or exchangeable for corporate stock) to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” shall have the meaning specified in Section 13.02(a).

“Clause A Distribution” shall have the meaning specified in Section 13.04(c).

“Clause B Distribution” shall have the meaning specified in Section 13.04(c).

“Clause C Distribution” shall have the meaning specified in Section 13.04(c).

“close of business” means 5:00 p.m. New York City time.

“Combination Settlement” shall have the meaning specified in Section 13.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Indenture, subject to Section 13.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other Officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Securities Administrator or the Trustee, as the case may be.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 13.02(c).

“Conversion Obligation” shall have the meaning specified in Section 13.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 13.01(a).

“Corporate Trust Office” means (a) with respect to the Securities Administrator: the principal office of the Securities Administrator at which its corporate trust business shall be administered, which office at the date hereof (i) solely for purposes of surrender for registration of transfer or exchange or for presentation for payment or repurchase or for conversion is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, Attention: Global Transaction Services - BlackRock Kelso Capital Corporation, and (ii) for all other purposes is located at 388 Greenwich St., 14th Floor, New York, New York 10013, Attention: Global Transaction Services - BlackRock Kelso Capital Corporation, or such other address as the Securities Administrator may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Securities Administrator (or such other address as such successor Securities Administrator may designate from time to time by notice to the Holders and the Company) and (b) with respect to the Trustee: the principal office of the Trustee at which its corporate trust business shall be administered, which office at the date hereof is located at 1100 North Market Street, Rodney Square North, Wilmington,

Delaware 19890, Attention: BlackRock Kelso Capital Corporation, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facility” means one or more credit agreements, including the existing credit facilities, loan agreements or similar facilities, secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, entered into from time to time by the Company and/or any of its Subsidiaries, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Custodian” means the Securities Administrator, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount, if any, divided by 20.

“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:

(a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BKCC <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 13.04(c).

“Effective Date” shall have the meaning specified in Section 13.03(c).

“Events of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity and files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) for a period of 20 consecutive Trading Days;

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of Publicly Traded Securities, and as a result of this transaction or transactions the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares (subject to the provisions of Section 13.02(a)).

“Fundamental Change Company Notice” shall have the meaning specified in Section 14.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 14.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 14.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 14.01(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Dividend Threshold” shall have the meaning specified in Section 13.04(d).

[“Initial Purchasers” shall have the meaning specified in the Purchase Agreement.]1

“Interest Payment Date” means each February 15 and August 15 of each year, beginning on August 15, 2013.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Limitation” shall have the meaning specified in Section 13.02(k).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined in clauses (a), (b) or (d) in the definition thereof and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than

[1]	Delete if the over-allotment option is exercised in full before initial closing and will be settled on the closing date for the initial issuance.

one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means February 15, 2018.

“Measurement Period” shall have the meaning specified in Section 13.01(b)(i).

“Merger Common Stock” shall have the meaning specified in Section 13.07(e)(i).

“Merger Event” shall have the meaning specified in Section 13.07(a).

“Merger Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Last Reported Sale Price” were references to the “Merger Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one share of Common Stock over the relevant Merger Valuation Period.

“Merger Valuation Period” for any Merger Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 13.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to August 15, 2017, the 20 consecutive Trading Day period beginning on, and including, the second Trading Day after such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after August 15, 2017, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated February 12, 2013, as supplemented by the pricing term sheet dated February 12, 2013, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the Company’s President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer (or any Assistant Treasurer), Secretary (or any Assistant Secretary) or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Securities Administrator or the Trustee and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and one of the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company. Each such certificate shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section 16.05. One of the Officers giving an Officers’ Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. New York City time.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Securities Administrator or the Trustee, as the case may be, that is delivered to the Securities Administrator or the Trustee, as the case may be. Each such opinion shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of Section 16.05.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Securities Administrator under this Indenture, except:

(a) Notes theretofore canceled by the Securities Administrator or accepted by the Securities Administrator for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Securities Administrator or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Securities Administrator is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article 13 and required to be cancelled pursuant to Section 2.08; and

(e) Notes repurchased by the Company and surrendered to the Securities Administrator for cancellation pursuant to the last sentence of Section 2.10.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 13.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Publicly Traded Securities” means shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with a Fundamental Change described in clause (b) of the definition thereof.

“Purchase Agreement” means the Purchase Agreement relating to the Notes, dated as of February 13, 2013, between the Company and the Initial Purchasers.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 13.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the February 1 or August 1 (whether or not such day is a Business Day) immediately preceding the applicable February 15 or August 15 Interest Payment Date, respectively.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Securities Administrator or the Trustee, as the case may be, any officer within the corporate trust department of the Securities Administrator, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Securities Administrator or the Trustee, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restricted Transfer Default” shall have the meaning specified in Section 4.06(d).

“Restricted Transfer Triggering Date” shall have the meaning specified in Section 4.06(d).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Administrator” means the Person named as the “Securities Administrator” in the first paragraph of this Indenture until a successor Securities Administrator shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Securities Administrator” shall mean or include each Person who is then a Securities Administrator hereunder.

“Settlement Amount” has the meaning specified in Section 13.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 13.02(a)(iii).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 13.04(c).

“Stock Price” shall have the meaning specified in Section 13.03(c).

“Subsidiary” means, with respect to the Company, any corporation, association, limited liability company, partnership or other business entity that is consolidated in the Company’s most recent financial results.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects and whose names the Company provides to the Bid Solicitation Agent; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2 million principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 13.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 13.07(a).

“U.S.” or “United States” means United States of America.

“Valuation Period” shall have the meaning specified in Section 13.04(c).

Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “5.50% Convertible Senior Notes due 2018.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $100,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of the over-allotment option as set forth in the Purchase Agreement), subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 10.04, Section 13.02 and Section 14.03.

Section 2.02 Form of Notes. The Notes and the Securities Administrator’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company the Securities Administrator and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Securities Administrator or the Custodian, at the direction of the Securities Administrator, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal of, accrued and unpaid interest on, and any other amounts (including the Fundamental Change Repurchase Price, if applicable) due with respect to, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Each Note shall bear a legend in substantially the following form (unless otherwise agreed by the Company in writing, with notice thereof to the Trustee and the Securities Administrator):

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY RESELL THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto or from the most recent date on which interest was paid or duly provided for. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Physical Notes (A) by wire transfer in immediately available funds to that Holder’s account within the United States, so long as such account is specified in writing by such Holder to the Paying Agent at least three Business Days prior to such payment, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary, and (B) otherwise, by check mailed to the Holders of these Notes at their address as it appears in the Note Register, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. Notwithstanding anything to the contrary herein, the Company may pay interest at its option to any Holder by wire transfer in immediately available funds to that Holder’s account, as specified by such Holder, within the United States.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate or rates, if any, specified in the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee and the Securities Administrator in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee and the Securities Administrator shall consent to an earlier date), and at the same time the Company shall deposit with the Securities Administrator or other Paying Agent an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Securities Administrator or other Paying Agent for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee and the Securities Administrator of the notice of the proposed payment. The Company shall promptly notify the Trustee and the Securities Administrator of such special record date and the Trustee and the Securities Administrator, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee and the Securities Administrator of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Securities Administrator or other Paying Agent.

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer (or Assistant Treasurer), Secretary (or Assistant Secretary) or any of its Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Securities Administrator for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Securities Administrator in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by a Responsible Officer (or an authenticating agent appointed by the Securities Administrator as provided by Section 16.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Securities Administrator (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Securities Administrator, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable procedures as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Securities Administrator is hereby appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Securities Administrator shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Securities Administrator, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be charged to the Holder for any exchange or registration of transfer of Notes, but the Company, the Securities Administrator or the Trustee may require a Holder to pay a sum sufficient to cover any tax or other similar governmental charge required by law or permitted pursuant to Section 13.02(e).

None of the Company, the Securities Administrator, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 14.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form, without interest coupons (each, a “Global Note”), registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Securities Administrator, the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Securities Administrator and the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO BLACKROCK KELSO CAPITAL CORPORATION (THE “COMPANY”) OR ANY CONSOLIDATED SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE TRUSTEE AND THE SECURITIES ADMINISTRATOR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Securities Administrator or other Note Registrar by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Securities Administrator as Custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of the Notes requests that its Notes be issued as Physical Notes, the Company will execute, and the Securities Administrator, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Physical Notes to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Securities Administrator such Global Note shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Securities Administrator. Upon execution and authentication, the Securities Administrator shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Securities Administrator in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Securities Administrator or the Custodian, at the direction of the Securities Administrator, to reflect such reduction or increase.

None of the Company, the Securities Administrator, the Trustee or any agent of the Company, the Securities Administrator or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Securities Administrator and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO BLACKROCK KELSO CAPITAL CORPORATION (THE “COMPANY”) OR ANY CONSOLIDATED SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE TRUSTEE AND THE SECURITIES ADMINISTRATOR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH

LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e) Any Note that is repurchased or owned by the Company or any Subsidiary thereof may not be resold by the Company or such Subsidiary unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being “restricted securities” (as defined under Rule 144 under the Securities Act).

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Securities Administrator or an authenticating agent appointed by the Securities Administrator shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated, destroyed, lost or stolen Note, or in lieu of and in substitution for the Note so mutilated, destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Securities Administrator, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of mutilation beyond clear recognition, destruction, loss or theft, the applicant shall also furnish to the Company, to the Securities Administrator and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Securities Administrator or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Securities Administrator, the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Company, the Securities Administrator or, if applicable, such authenticating agent may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 13 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee, to the Securities Administrator and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of mutilation, destruction, loss or theft, evidence satisfactory to the Company, the Securities Administrator and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the mutilation, destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.07 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Securities Administrator or an authenticating agent appointed by the Securities Administrator shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Securities Administrator or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company will execute and deliver to the Securities Administrator or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Securities Administrator or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08 Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, registration of transfer or exchange or conversion, if surrendered to any Person other than the Securities Administrator (including any of the Company’s agents, Subsidiaries or controlled Affiliates), to be surrendered to the Securities Administrator for cancellation. All Notes delivered to the Securities Administrator shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Securities Administrator shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, at the Company’s written request in a Company Order, shall deliver a certificate of such disposition to the Company. If the Company or any of its Subsidiaries shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Securities Administrator for cancellation. Any Notes surrendered for cancellation shall not be reissued or resold and shall be promptly cancelled.

Section 2.09 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Securities Administrator and the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Securities Administrator and the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10 Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that such additional Notes must be part of the same issue as the Notes initially issued hereunder for U.S. federal income tax purposes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Securities Administrator a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 16.05, as the Securities Administrator shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. Any Notes repurchased by the Company may, at the Company’s option, be surrendered to the Securities Administrator for cancellation in accordance with Section 2.08, but shall not be reissued or resold by the Company.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Securities Administrator and Trustee, at the expense of the Company, shall execute proper instruments prepared by the Company acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Securities Administrator for cancellation; or (ii) the Company has deposited with the Securities Administrator or delivered to Holders, as applicable, after all outstanding Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Securities Administrator and Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Securities Administrator and the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal of, the Fundamental Change Repurchase Price, if applicable, of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the applicable Corporate Trust Office, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Securities Administrator of the location, and any change in the location, of such office or agency.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the applicable Corporate Trust Office, for such purposes. The Company will give prompt written notice to the Securities Administrator of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Securities Administrator to act as the Paying Agent, Note Registrar, Custodian, Authenticating Agent and Conversion Agent on behalf of the Trustee and the applicable Corporate Trust Office and the office or agency of the Securities Administrator, each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 4.03 Appointments to Fill Vacancies in Trustee’s and Securities Administrator’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Securities Administrator or Trustee, will appoint, in the manner provided in Section 7.09, a Securities Administrator or a Trustee, so that there shall at all times be a Securities Administrator and a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent and Securities Administrator. (a) If the Company shall appoint a Paying Agent other than the Securities Administrator or the Trustee, the Company will cause such Paying Agent to execute and deliver to the Securities Administrator and the Trustee an instrument in which such agent shall agree with the Securities Administrator and the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the cash portion of the Conversion Obligation, if applicable, the principal of, the Fundamental Change Repurchase Price, if applicable, of, and accrued and unpaid interest on, the Notes, as well as the cash portion of the Conversion Obligation, if applicable, in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Securities Administrator and the Trustee prompt notice of any failure by the Company to make any payment of the cash portion of the Conversion Obligation, if applicable, the principal of, the Fundamental Change Repurchase Price, if applicable, of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee or the Securities Administrator, it will forthwith pay to the Trustee or the Securities Administrator, as applicable, all sums so held in trust.

The Company shall, on or before each due date of the cash portion of the Conversion Obligation, if applicable, the principal of, the Fundamental Change Repurchase Price, if applicable, of, or accrued and unpaid interest on, the Notes, deposit with the Securities Administrator or other Paying Agent a sum sufficient to pay such cash portion of the Conversion Obligation, if applicable, principal, the Fundamental Change Repurchase Price, if applicable, or accrued and unpaid interest, and (unless such Paying Agent is the Securities Administrator) the Company will promptly notify the Trustee, Securities Administrator and any other Paying Agent of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the cash portion of the Conversion Obligation, if applicable, the principal of, the Fundamental Change Repurchase Price, if applicable, of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such cash portion of the Conversion Obligation, if applicable, principal, the Fundamental Change Repurchase Price, if applicable, and accrued and unpaid interest so becoming due and will promptly notify the Securities Administrator and the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the cash portion of the Conversion Obligation, if applicable, the principal of, the Fundamental Change Repurchase Price, if applicable, of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Securities Administrator all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Securities Administrator upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Securities Administrator, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Any money and shares of Common Stock deposited with the Securities Administrator or any Paying Agent, or then held by the Company, in trust for the payment of the Conversion Obligation, if applicable, the principal of, the Fundamental Change Repurchase Price, if applicable, of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such Conversion Obligation, if applicable, principal, the Fundamental Change Repurchase Price, if applicable, or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Securities Administrator or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as Securities Administrator thereof, shall thereupon cease; provided, however, that the Securities Administrator or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.

Section 4.05 Existence. Subject to Article 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06 Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issued upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to any Holder, beneficial owner or prospective purchaser of such Notes or any such shares, upon written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (or any other provision of Rule 144A, as such rule may be amended from time to time), to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act, as such rule may be amended from time to time.

(b) The Company shall file with the Securities Administrator within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Securities Administrator for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system.

(c) Delivery of the reports and documents described in subsection (b) above to the Securities Administrator is for informational purposes only, and the Securities Administrator’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Securities Administrator is entitled to conclusively rely on an Officers’ Certificate).

(d) If (i) at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, (x) the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K) or (y) the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), or (ii) as of the 365th day after the last date of original issuance of the Notes offered hereby, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes) (each such event referred to in clause (i) or clause (ii) above, a “Restricted Transfer Default”), and, in either case, the Company has not cured any such Restricted Transfer Default by the date that is 14 calendar days following the occurrence of such Restricted Transfer Default (the “Restricted Transfer Triggering Date”), then the Company shall pay Additional Interest in cash on the Notes. Additional Interest shall accrue on the Notes at the rate of 0.25% per annum of the principal amount of Notes outstanding for the first 90 days for which the Restricted Transfer Default has occurred and is continuing after the Restricted Transfer Triggering Date and thereafter will accrue at the rate of 0.50% per annum of the principal amount of Notes outstanding for which the Restricted Transfer Default has occurred and is continuing after the Restricted Transfer Triggering Date.

Notwithstanding the foregoing, if, as of the 380th day after the last date of original issuance of the Notes offered hereby, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company may elect to designate an effective shelf registration statement for the resale of the Notes or any Common Stock issuable upon conversion of the Notes. Additional Interest shall not accrue for each day on which such registration statement remains effective and usable by Holders for the resale of the Notes or any Common Stock issuable upon conversion of the Notes. Any such registration shall be effected on terms customary for convertible notes generally offered in reliance upon Rule 144A under the Securities Act.

Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(e) In no event will the combined rate of any Additional Interest payable pursuant to Section 4.06(d) and any Additional Interest that may accrue pursuant to Section 6.03 exceed 0.50% per annum.

(f) If Additional Interest is payable by the Company pursuant to Section 4.06(d), the Company shall deliver to the Securities Administrator and the Trustee an Officers’ Certificate (upon which the Securities Administrator and the Trustee may rely conclusively) to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Securities Administrator receives at the Corporate Trust Office such a certificate, the Securities Administrator may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Securities Administrator an Officers’ Certificate setting forth the particulars of such payment.

Section 4.07 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Securities Administrator and the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 Statement as to Compliance. The Company will deliver to the Securities Administrator, within 120 days after the end of each fiscal year ending after the date hereof so long as any Note is outstanding hereunder, an Officers’ Certificate stating to the knowledge of the signers thereof whether the Company is in default in the performance of any of the terms, provisions or conditions of this Indenture. For purposes of this Section 4.08, such default shall be determined without regard to any period of grace or requirement of notice under this Indenture.

Section 4.09 Further Instruments and Acts. Upon request of the Trustee or the Securities Administrator, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purposes of this Indenture; provided, however, that neither the Trustee nor the Securities Administrator shall have any liability for requesting or failing to request any such acts.

Section 4.10 Investment Company Act. The Company covenants that for the period of time during which Notes are outstanding, the Company shall not violate, whether or not the Company is subject to, Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) or any successor provisions thereto of the Investment Company Act.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY,

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 5.01 Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee and the Securities Administrator, semi-annually, not more than 13 days after each February 1 and August 1 in each year beginning with August 1, 2013, and at such other times as the Trustee or Securities Administrator may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee or Securities Administrator may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee and the Securities Administrator may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee or the Securities Administrator may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Securities Administrator is acting as Note Registrar.

Section 5.02 Preservation and Disclosure of Lists. The Trustee and the Securities Administrator shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Securities Administrator in its capacity as Note Registrar, if so acting. The Trustee and the Securities Administrator may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, and such default is not cured within 5 Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 14.01(c) and such failure is not cured within 10 days after the due date for such notice;

(e) failure by the Company to issue notice of a specified corporate event in accordance with Section 13.01(b)(ii) or 13.01(b)(iii) when due;

(f) failure by the Company for 60 consecutive days after written notice from the Trustee, the Securities Administrator or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g) failure by the Company to comply with the obligation set forth under Section 4.10;

(h) default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(i) a final judgment for the payment of $50 million or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(j) (i) the Company or any Significant Subsidiary (A) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property; (B) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or (C) shall make a general assignment for the benefit of creditors; or (ii) the Company shall admit in writing of its inability to pay its debts generally as they become due; or

(k) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

Section 6.02 Acceleration; Rescission and Annulment. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(j) or Section 6.01(k) with respect to the Company, but not any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 6.01(j) or Section 6.01(k) with respect to the Company, but not any of its Significant Subsidiaries occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on, all Notes shall be automatically and immediately due and payable.

This provision, however, is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or deliver, as the case may be, or shall deposit with the Securities Administrator an amount of cash and/or shares of Common Stock sufficient to pay all matured installments of interest upon all the Notes, all amounts of consideration due upon the conversion of any and all converted Notes, and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Notes to the date of such payment or deposit) and such amounts due to the Trustee and/or to the Securities Administrator pursuant to Section 7.06, and if any and all Events of Default under this Indenture, other than the nonpayment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived, or otherwise remedied pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company, to the Securities Administrator and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required, (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iv) a breach of a covenant that cannot be modified or amended without the consent of each Holder pursuant to Section 10.02.

Section 6.03 Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall, after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (a) 0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such an Event of Default first occurs and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived or (ii) the 180th day immediately following, and including, the date on which such Event of Default first occurred; and if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurred, (b) 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such Event of Default first occurred and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived or (ii) the 365th day immediately following, and including, the date on which such Event of Default first occurred. In no event will the combined rate of any Additional Interest payable pursuant to Section 4.06(d) and any Additional Interest that may accrue pursuant to this Section 6.03 exceed 0.50% per annum. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On the 366th day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 366th day), the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03, the Notes shall be subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee, the Securities Administrator and the Paying Agent (if other than the Securities Administrator and the Trustee) in writing of such election prior to the beginning of such 365-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Section 6.04 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay or deliver, as the case may be, to it, for the benefit of the Holders of the Notes, the whole amount then due and payable or deliverable on the Notes (i.e., principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate or rates, if any, specified in the Notes at such time) and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Securities Administrator, the Trustee and both of their agents and counsel under Section 7.06. If the Company shall fail to pay or deliver, as the case may be, such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums and amounts so due but unpaid or not delivered, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys or amounts adjudged or decreed to be payable or deliverable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated. In such event, the Trustee shall be entitled to be reimbursed or indemnified for any and all amounts reasonably expended in connection therewith (including fees and expenses of counsel) in accordance with the terms of Section 7.06 hereof.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of a waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05 Application of Monies Collected by Securities Administrator or Trustee. Any monies collected by the Securities Administrator or the Trustee pursuant to this Article 6 with respect to the Notes shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Securities Administrator or the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee and/or the Securities Administrator under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the due date of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Securities Administrator or the Trustee) upon such overdue payments at the rate or rates, if any, specified in the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due or, if applicable, the payment of the Fundamental Change Repurchase Price or any cash due upon conversion shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal, interest, the Fundamental Change Repurchase Price or cash due upon conversion, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Securities Administrator or the Trustee, upon overdue installments of interest at the rate or rates, if any, specified in the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal, interest, the Fundamental Change Repurchase Price or cash due upon conversion without preference or priority of any such amount over each other (including principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note), ratably to the aggregate of such principal, accrued and unpaid interest, the Fundamental Change Repurchase Price or cash due upon conversion; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06 Proceedings by Holders. Except to enforce the right to receive payment of principal, the Fundamental Change Repurchase Price, if applicable, or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity satisfactory to it against any costs, loss, liability or expense (including fees and expenses of its counsel) to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in principal amount of the Notes outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (w) the principal of,

(x) the Fundamental Change Repurchase Price, if applicable, of, (y) accrued and unpaid interest on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or deliver, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07 Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion (and subject to the provisions of Section 7.01 and Section 7.06) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09 Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and (c) the Trustee may demand security or indemnity satisfactory to it in accordance with Section 7.01. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes, (iii) a default in the payment of the Fundamental Change Repurchase Price or (iv) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10 Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of, or accrued and unpaid interest on, any of the Notes or a Default in the payment of the Fundamental Change Repurchase Price, if applicable, or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

Section 6.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Securities Administrator or the Trustee for any action taken or omitted by it as Securities Administrator or as Trustee, respectively, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee or the Securities Administrator or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 13.

ARTICLE 7

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 7.01 Duties and Responsibilities. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no additional duties shall be implied or inferred. In case an Event of Default has occurred that has not been cured or waived the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Securities Administrator or the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Securities Administrator and the Trustee shall be determined solely by the express provisions of this Indenture, and the Securities Administrator and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Securities Administrator or the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Securities Administrator or the Trustee, the Securities Administrator or the Trustee, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, and shall be fully protected in acting or refraining from acting, upon any certificates, opinions of counsel or other documents furnished to the Securities Administrator or the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Securities Administrator or the Trustee, the Securities Administrator or the Trustee, as applicable, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate, and shall have no liability in connection with, the accuracy of any mathematical calculations or other facts stated therein);

(b) neither the Securities Administrator nor the Trustee shall be liable for any error of judgment made in good faith by its Responsible Officer or Officers, unless it shall be proved by final judgment of a court of competent jurisdiction that is no longer subject to review or appeal that the Securities Administrator or the Trustee, as applicable, was grossly negligent in ascertaining the pertinent facts;

(c) neither the Securities Administrator nor the Trustee shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator or the

Trustee, or exercising any trust or power conferred upon it or refraining from taking any action believed in good faith to be beyond the scope of its powers, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Securities Administrator or the Trustee shall be subject to the provisions of this Section 7.01;

(e) neither the Securities Administrator nor the Trustee shall be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Securities Administrator or the Trustee, the Securities Administrator or Trustee, as applicable, may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless its Responsible Officer had actual knowledge of such event;

(g) in the absence of written investment direction from the Company, all cash received by the Securities Administrator or the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Securities Administrator or the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and neither the Securities Administrator nor the Trustee shall have any obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h) in the event that the Securities Administrator or the Trustee is acting as Custodian, Note Registrar, Paying Agent or Conversion Agent hereunder, the rights, privileges, immunities, benefits and protections afforded to the Securities Administrator or the Trustee, as applicable, pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent or Conversion Agent;

(i) neither the Securities Administrator nor the Trustee shall have a duty to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind;

(j) neither the Securities Administrator nor the Trustee shall be required to give any bond or surety in respect of the powers granted hereunder;

(k) in making or disposing of any investment in accordance with Company’s written investment direction pursuant to Section 7.01(g), the Securities Administrator or the Trustee, as applicable, may, if directed by the Company, deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such Affiliate is acting as a subagent of the Securities Administrator, of the Trustee or for any third person or dealing as principal for its own account;

(l) neither the Securities Administrator nor the Trustee shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or any other entity’s compliance with the covenants described herein or with respect to any reports or other documents filed under this Indenture, the Notes or any other related document;

(m) no provision of this Indenture shall be deemed to impose any duty or obligation on the Securities Administrator or the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations, or to exercise any right or power, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it (which determination may be based on the advice or opinion of counsel);

(n) notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Trustee or the Securities Administrator that the Trustee or the Securities Administrator deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient (the “Email Recipient”) of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Trustee or the Securities Administrator to the Email Recipient. Additional information and assistance on using the Securities Administrator’s encryption technology can be found at Citibank’s Secure Email website at http://www.citigroup.net/informationsecurity/dataprotect.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181.

(o) the Trustee and the Securities Administrator shall each have the right to require that any directions, instructions or notices provided to it be signed by an Authorized Person (as hereinafter defined), be provided on corporate letterhead, be notarized or contain a medallion signature guarantee, or contain such other evidence as may be reasonably requested by the Trustee or the Securities Administrator to establish the identity and/or signatures thereon. The identity of such Authorized Persons, as well as their specimen signatures, title, telephone number and e-mail address, shall be delivered to the Trustee or the Securities Administrator, as applicable, in a list of authorized signers and shall remain in effect until the applicable party, or an entity acting on its behalf, notifies the Trustee or the Securities Administrator, as applicable, of any change thereto (the person(s) so designated from time to time, the “Authorized Persons”); and

(p) To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Trustee or the Securities Administrator, as applicable, will ask for information that will allow the Trustee or the Securities Administrator, as applicable, to identify relevant parties. The parties hereto hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Trustee or the Securities Administrator, as applicable.

None of the provisions contained in this Indenture shall require the Securities Administrator or the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a) the Securities Administrator and the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Securities Administrator and the Trustee, as the case may be, by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) each of the Securities Administrator and the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) neither the Securities Administrator nor the Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Securities Administrator or the Trustee, as the case may be, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Securities Administrator or the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) each of the Securities Administrator and the Trustee may execute any of their trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and neither the Securities Administrator nor the Trustee shall be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and

(f) the permissive rights of the Securities Administrator or the Trustee enumerated herein shall not be construed as duties.

Anything in this Indenture to the contrary notwithstanding, in no event shall the Securities Administrator or the Trustee be liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not such loss or damage was foreseeable or contemplated, even if the Securities Administrator or the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Neither the Securities Administrator nor the Trustee shall be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer of the Securities Administrator or the Trustee, as applicable, shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to Securities Administrator or the Trustee, as applicable, by the Company or by any Holder of the Notes.

Section 7.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Securities Administrator’s certificate of authentication) shall be taken as the statements of the Company, and neither the Securities Administrator nor the Trustee assumes any responsibility for the correctness of the same. Neither the Securities Administrator nor the Trustee makes any representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Securities Administrator nor the Trustee shall be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Securities Administrator in conformity with the provisions of this Indenture.

Section 7.04 Securities Administrator, Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Securities Administrator, the Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Securities Administrator, the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar.

Section 7.05 Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Securities Administrator or the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Securities Administrator or the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Securities Administrator nor the Trustee shall be under any liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Securities Administrator or the Trustee.

Section 7.06 Compensation and Expenses of Trustee and the Securities Administrator. The Company covenants and agrees to pay to the Securities Administrator and the Trustee from time to time, and the Securities Administrator and the Trustee shall be entitled to, reasonable compensation for all services rendered by them hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Securities Administrator or the Trustee, as applicable, and the Company, and the Company will pay or reimburse the Securities Administrator or the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Securities Administrator or the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify each of the Securities Administrator and the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and their agents for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Securities Administrator or the Trustee, their officers, directors, agents, employees or such agents, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Securities Administrator and the Trustee and to pay or reimburse the Securities Administrator and the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Securities Administrator or the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Securities Administrator’s and the Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Securities Administrator or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Securities Administrator and the Trustee.

Without prejudice to any other rights available to the Trustee or the Securities Administrator under applicable law, when the Trustee or the Securities Administrator and either of their agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(j) or Section 6.01(k) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07 Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Securities Administrator or the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Securities Administrator or the Trustee, as applicable, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Securities Administrator or the Trustee, as applicable, and such Officers’ Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Securities Administrator or the Trustee, as applicable, shall be full warrant to it for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Eligibility of Securities Administrator and Trustee. There shall at all times be a Securities Administrator and a Trustee hereunder each of which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Securities Administrator or the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09 Resignation or Removal. (a) The Securities Administrator or the Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Securities Administrator or Trustee, as applicable, and one copy to its successor. If no successor shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Securities Administrator or Trustee may, upon ten Business Days’ notice to the Company and the Holders, appoint or petition any court of competent jurisdiction for the appointment of its successor at the expense of the Company, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of such successor. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint such successor.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Securities Administrator or the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Securities Administrator or the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee or the Securities Administrator, as applicable, and appoint its successor by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee or the Securities Administrator so removed and one copy to its successor, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Securities Administrator or the Trustee and the appointment of its successor. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Securities Administrator or the Trustee, as applicable, and appoint its successor.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time, upon thirty (30) days prior written notice to the Securities Administrator or the Trustee, as applicable, remove the Securities Administrator or the Trustee, as applicable, and nominate its successor that shall be deemed appointed as successor unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Securities Administrator or the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of such successor.

(d) The Securities Administrator or the Trustee may be removed at any time with respect to the Notes by the Company, upon thirty (30) days prior written notice to such Securities Administrator or Trustee, as applicable, by an Officers’ Certificate delivered to the Securities Administrator or the Trustee, as applicable, provided that contemporaneously therewith (x) the Company immediately appoints its successor with respect to the Notes meeting the requirements of Section 7.08 hereof and (y) the terms of Section 7.10 hereof are complied with in respect of such appointment (the Securities Administrator or the Trustee being removed hereby agreeing to execute the instrument contemplated by Section 7.10 hereof, if applicable, under such circumstances) and provided further that no Default or Event of Default with respect to the Notes shall have occurred and then be continuing at such time.

(e) Any resignation or removal of the Securities Administrator or the Trustee and appointment its successor pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10 or the successor Securities Administrator as provided in Section 7.13, as applicable.

Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13 Concerning the Securities Administrator. Provisions of Sections 7.10, 7.11 and 7.12, shall apply to the Securities Administrator mutatis mutandis as if they were expressly set forth for the Securities Administrator herein with the words “Trustee” and “trustee” replaced with the words “Securities Administrator.”

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company, the Securities Administrator or the Trustee solicits the taking of any action by the Holders of the Notes, the Company, the Securities Administrator or the Trustee, as applicable, may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or the Securities Administrator or in such manner as shall be satisfactory to the Trustee or the Securities Administrator. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, the Securities Administrator, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and none of the Company, the Securities Administrator, the Trustee, any Paying Agent, any Conversion Agent or any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee or the Securities Administrator shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer of the Trustee or the Securities Administrator, as applicable, knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee or the Securities Administrator the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company. In the case of a dispute as to such right, any decision by the Trustee or the Securities Administrator taken upon the advice of counsel shall be full protection to the Trustee and the Securities Administrator. Upon request of the Trustee or the Securities Administrator, the Company shall furnish to the Trustee or the Securities Administrator promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee and the Securities Administrator shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee or the Securities Administrator, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee or the Securities Administrator, as applicable, at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company, the Securities Administrator or to the Trustee or to give any directions to the Securities Administrator or the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee or the Securities Administrator and nominate a successor trustee or securities administrator pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02 Call of Meetings by Securities Administrator. The Securities Administrator may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Securities Administrator shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Securities Administrator are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Securities Administrator to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Securities Administrator shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02, in each such case such meeting shall take place in Manhattan, New York City, New York on a Business Day during normal business hours.

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Securities Administrator and its counsel and any representatives of the Company and its counsel.

Section 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Securities Administrator may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Securities Administrator shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Securities Administrator to be preserved by the Securities Administrator, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee, the Securities Administrator or the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, the Securities Administrator and the Trustee, at the Company’s expense and without notice, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to cure or supplement any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11 or Section 13.07;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants of the Company or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights of any Holder;

(g) to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum;

(h) to evidence and provide for the appointment under this Indenture of a successor Trustee; or

(i) to make any other change that does not adversely affect the interests of the Holders in any material respect.

Upon the written request of the Company, the Trustee and the Securities Administrator are hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Securities Administrator shall be obligated to, but may in its discretion, enter into any supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Securities Administrator and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02 Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, the Securities Administrator and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money other than that stated in the Note;

(g) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note; or

(h) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09, except to increase any such percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

Upon the written request of the Company, and upon the filing with the Trustee and the Securities Administrator of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee and the Securities Administrator shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s or the Securities Administrator’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and the Securities Administrator may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Securities Administrator, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Securities Administrator (or an authenticating agent duly appointed by the Securities Administrator pursuant to Section 16.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished to Securities Administrator and Trustee. In addition to the documents required by Section 16.05, the Trustee and the Securities Administrator shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by the Indenture.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person (provided that a pledge of its assets pursuant to any Credit Facility shall be deemed not to be a sale, conveyance, transfer or lease), unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Section 11.02 Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and the Securities Administrator of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, except in the case of a lease of all or substantially all of the Company’s properties and assets. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Securities Administrator; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Securities Administrator shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Securities Administrator for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Securities Administrator for that purpose with a Company Order directing same. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03 Opinion of Counsel to Be Given to Trustee and the Securities Administrator. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee and the Securities Administrator shall receive as conclusive evidence an Officers’ Certificate and an Opinion of Counsel that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, investment adviser, employee, agent, Officer, director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

CONVERSION OF NOTES

Section 13.01 Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 13, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 13.01(b), at any time prior to the close of business on the Business Day immediately preceding August 15, 2017 under the circumstances and during the periods set forth in Section 13.01(b), and (ii) irrespective of the conditions described in Section 13.01(b), on or after August 15, 2017 and prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 86.0585 shares of Common Stock (subject to adjustment as provided in Section 13.04, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 13.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding August 15, 2017, the Notes may be surrendered for conversion during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination; and the Company shall have no obligation to make such request unless Holders of at least $2,000,000 aggregate principal amount of Notes provide the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate, at which time the Company shall instruct the Bid Solicitation Agent to determine in the manner provided herein the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Note is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If the Company does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify in writing the Holders, the Trustee, the Securities Administrator and the Conversion Agent (if other than the Securities Administrator). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, the Company shall so notify in writing the Holders of the Notes, the Securities Administrator, the Trustee and the Conversion Agent (if other than the Securities Administrator).

(ii) If, prior to the close of business on the Business Day immediately preceding August 15, 2017, the Company elects to:

(A) issue to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of its Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of its Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify in writing all Holders of the Notes, the Securities Administrator, the Trustee and the Conversion Agent (if other than the Securities Administrator) at least 25 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Notes may be surrendered for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time. Notwithstanding the foregoing, no Notes may be surrendered for conversion if Holders participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in clauses (A) or (B) of this subsection (ii) without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. For purposes of Section 13.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding August 15, 2017, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 14.01, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, the Notes may be surrendered for conversion at any time from or after the date that is 25 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify in writing Holders, the Securities Administrator, the Trustee and the Conversion Agent (if other than the Securities Administrator) (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 25 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company does not have knowledge of such transaction at least 25 Scheduled Trading Days prior to the anticipated effective date of such transaction, within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction but in no event later than the actual effective date of such transaction; provided that the Company shall not be required to so publicly announce before such time that the Company is otherwise required to publicly disclose such transaction by law or by the rules of any securities exchange or market on which the Common Stock is then listed or admitted for trading.

(iv) Prior to the close of business on the Business Day immediately preceding August 15, 2017, the Notes may be surrendered for conversion during any calendar quarter commencing after the calendar quarter ending on June 30, 2013 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter as reported to the Securities Administrator and any other Conversion Agent by the Company is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. Upon receipt of and solely on the basis of such report from the Company, the Conversion Agent, on behalf of the Company, shall determine at the beginning of each calendar quarter commencing after June 30, 2013 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Company, the Securities Administrator and the Trustee (in each such case if a separate entity) if the Notes become convertible in accordance with this clause (iv).

Section 13.02 Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 13.02, Section 13.03(b) and Section 13.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 13.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 13.02 (“Combination Settlement”), at its election, as set forth in this Section 13.02.

(i) All conversions occurring on or after August 15, 2017 shall be settled using the same Settlement Method.

(ii) Prior to August 15, 2017, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(iii) If, in respect of any Conversion Date (or any conversions of Notes occurring during the period beginning on, and including, August 15, 2017 and ending on, and including, the Scheduled Trading Day immediately preceding the Maturity Date, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Securities Administrator, shall deliver such Settlement Notice to converting Holders no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring on or after August 15, 2017, no later than August 15, 2017). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

(iv) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed by the Company as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted an amount in cash equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify in writing the Securities Administrator, the Trustee and the Conversion Agent (if other than the Securities Administrator) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock. The Securities Administrator, the Trustee and the Conversion Agent (if other than the Securities Administrator) shall have no responsibility for any such determination.

(b) Subject to Section 13.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the applicable Corporate Trust Office and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h). The Securities Administrator (or, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 13 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Paying Agent in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 14.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as provided in Section 13.03(b) and in Section 13.07, the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business

Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the portion of the Company’s Conversion Obligation that consists of shares of Common Stock, and, on or prior to such issuance, the Company shall give the Conversion Agent notice of the number of shares of Common Stock being so issued and the method by which the issuance shall take place. Any required funds due to a converting Holder in connection with a Cash Settlement or Combination Settlement shall be delivered to the Paying Agent in accordance with the procedures set forth in Section 4.04.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Securities Administrator shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company, the Securities Administrator or Trustee, with payment by the converting Holder of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Securities Administrator receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 13.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note.

(g) Upon the conversion of an interest in a Global Note, the Securities Administrator or the Custodian at the direction of the Securities Administrator, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Securities Administrator in writing of any conversion of Notes effected through any Conversion Agent other than the Securities Administrator.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note.

(i) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be, in each case solely for the purpose of receiving or participating in any dividend, distribution, issuance, share split or combination, tender or exchange offer or any other event that would lead to a Conversion Rate adjustment as described in Section 13.04. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

(k) Notwithstanding anything to the contrary herein, no Holder shall be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that following such receipt such converting Holder would be, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 5.0% of the shares of Common Stock outstanding at such time (the “Limitation”). Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder becoming the beneficial owner of more than the Limitation. If any delivery of shares of Common Stock owed to a Holder upon conversion of

Notes is not made, in whole or in part, as a result of the Limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares as promptly as practicable after any such converting Holder gives notice to the Company that following such delivery such converting holder would not be the beneficial owner of more than 5.0% of the shares of Common Stock outstanding at such time. The Limitation shall no longer apply following the effective date of any Fundamental Change.

Section 13.03 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th calendar day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 13.01(b)(iii), the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 13.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation per $1,000 principal amount of converted Notes shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 13.04.

(e) The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes pursuant to this Section 13.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$10.56	$11.00	$11.62	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$20.00
February 19, 2013	8.6384	7.9601	5.3948	4.1251	1.6978	0.3741	0.1069	0.0571	0.0509	0.0468
February 15, 2014	8.6384	8.3773	5.7221	4.4046	1.8813	0.5454	0.1150	0.0540	0.0506	0.0382
February 15, 2015	8.6384	8.6384	5.9065	4.5490	1.9550	0.5848	0.1231	0.0537	0.0503	0.0296
February 15, 2016	8.6384	8.5934	5.7734	4.3891	1.7996	0.5066	0.1040	0.0524	0.0500	0.0296
February 15, 2017	8.6384	7.7835	4.8571	3.4726	1.1156	0.2270	0.0601	0.0520	0.0356	0.0296
February 15, 2018	8.6384	4.8506	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $10.56 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 94.6969 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 13.04.

(f) Nothing in this Section 13.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 13.04 in respect of a Make-Whole Fundamental Change.

Section 13.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 13.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	×	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 13.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 13.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	×	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 13.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 13.04(b), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 13.04(a) or Section 13.04(b), (ii) dividends or distributions paid exclusively in cash and (iii) Spin-Offs as to which the provisions set forth below in this Section 13.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 13.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount of Distributed Property such

Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 13.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 13.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	×	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that (i) if the Ex-Dividend Date of the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Valuation Period in respect of any conversion, references in the portion of this Section 13.04(c) related to Spin-Offs to “10 Trading Days” shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of the Spin-Off to, and including, the last Trading Day of such Valuation Period; and (ii) in respect of any conversion during the Valuation Period, references in the portion of this Section 13.04(c)

related to Spin-Offs to “10 Trading Days” shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate.

For purposes of this Section 13.04(c) (and subject in all respect to Section 13.11), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.04(c) (and no adjustment to the Conversion Rate under this Section 13.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 13.04(a), Section 13.04(b) and this Section 13.04(c), if any dividend or distribution to which this Section 13.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 13.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 13.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 13.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 13.04(a) and Section 13.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 13.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 13.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, other than a regular, quarterly cash dividend that does not exceed $0.26 per share (the “Initial Dividend Threshold”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	×	SP0 – T
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.

The Initial Dividend Threshold shall be subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Conversion Rate pursuant to this Section 13.04(d). Notwithstanding the foregoing, if at any time regular dividends are distributed other than on a quarterly basis, the Initial Dividend Threshold shall be appropriately adjusted and shall apply to such regular dividends.

Any increase pursuant to this Section 13.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	×	AC + (SP1×OS1)
OS0 × SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 13.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (i) if the Trading Day next succeeding the date such tender or exchange offer expires is less than 10 Trading Days prior to, and including, the end of the Valuation Period in respect of any conversion, references within this Section 13.04(e) to “10 Trading Days” shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the last trading day of such Valuation Period; and (ii) in respect of any conversion within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 13.04(e) to “10 Trading Days” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, but excluding, the relevant Conversion Date in determining the Conversion Rate.

(f) Notwithstanding this Section 13.04 or any other provision of this Indenture or the Notes, if an adjustment to the Conversion Rate pursuant to clause (a), (b), (c), (d) or (e) of this Section 13.04 becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 13.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 13.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 13.04, and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Select Market and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, but subject to the same limitations set forth in the immediately preceding sentence, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is adjusted pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the adjusted Conversion Rate takes effect, and such notice shall state the adjusted Conversion Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article 13, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) solely for a change in the par value of the Common Stock or a change in the Company’s jurisdiction of incorporation; or

(v) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 13 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share. The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, on the Conversion Date for any Notes and on each Trading Day of any Observation Period for any converted Notes.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Securities Administrator (and the Conversion Agent if not the Securities Administrator) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Securities Administrator (or Conversion Agent, if applicable) shall have received such Officers’ Certificate, the Securities Administrator (or Conversion Agent, if applicable), in each such case as applicable, shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 13.05 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 13.06 Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable).

Section 13.07 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change solely in par value),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the Company and the Company’s Subsidiaries’ consolidated assets or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock then outstanding would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger

Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee and the Securities Administrator a supplemental indenture permitted under Section 10.01(b) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 13.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 13.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 13.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of Common Stock receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 13.03), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the relevant Conversion Date. The Company shall notify in writing the Holders, the Securities Administrator and the Conversion Agent (if other than the Securities Administrator) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 13. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 14.

(b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 13.07, the Company shall promptly file with the Securities Administrator an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 13.07 in all material respects. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 13.01 and Section 13.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section 13.07 shall similarly apply to successive Merger Events.

(e) In connection with any Merger Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Merger Event (such quotient rounded down to nearest cent).

(ii) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, multiplied by (y) the Merger Valuation Percentage for such Merger Event (such product rounded down to nearest cent).

(iii) For the avoidance of doubt, in the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to zero.

Section 13.08 Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges (other than those created by the Holder) with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 13.09 Limited Responsibility of Trustee and Securities Administrator. The Trustee, the Securities Administrator and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee, the Securities Administrator and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee, the Securities Administrator and any other Conversion Agent make no representations with respect thereto. None of the Trustee, the Securities Administrator or any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 13. Without limiting the generality of the foregoing, none of the Trustee, the Securities Administrator or any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 13.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Securities Administrator and the Trustee prior to the execution of any such supplemental indenture) with respect thereto. None of the Trustee, the Securities Administrator or the Conversion Agent shall be responsible for determining whether any event contemplated by Section 13.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee, the Securities Administrator and the Conversion Agent the notices referred to in Section 13.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee, the Securities Administrator and the Conversion Agent may

conclusively rely, and the Company agrees to deliver such notices to the Trustee, the Securities Administrator and the Conversion Agent immediately after the occurrence of any such event or at such other times as provided for in Section 13.01(b), provided that, notwithstanding anything to the contrary in this Indenture, Company’s failure to provide notices to the Trustee as provided for in Section 13.01(b) and Section 13.02(a)(v) shall not constitute a Default or an Event of Default under this Indenture.

Section 13.10 Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 13.04 or Section 13.11;

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Significant Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Securities Administrator, the Trustee and the Conversion Agent (if other than the Securities Administrator and the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up, if any. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 13.11 Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock Distributed Property as provided in Section 13.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 13.12 Limit on Issuance of Shares of Common Stock Upon Conversion. Notwithstanding anything to the contrary in this Indenture, if an event occurs (including pursuant to Section 13.03 and subsections Section 13.04(b), Section 13.04(c), Section 13.04(d), Section 13.04(e) and Section 13.04(h) of Section 13.04) that would result in an increase in the Conversion Rate by an amount in excess of limitations imposed by any shareholder approval rules or listing standards of any national or regional securities exchange (including the NASDAQ Global Select Market) that are applicable to the Company, the Company will, at its option, either obtain stockholder approval of any issuance of Common Stock upon conversion of the Notes in excess of such limitations or deliver cash in lieu of any shares of Common Stock otherwise deliverable upon conversions in excess of such limitations based on the Daily VWAP on each Trading Day of the relevant Observation Period in respect of which, in lieu of delivering shares of Common Stock, the Company delivers cash pursuant to this Section 13.12. Notwithstanding anything to the contrary herein, to the extent required by the NASDAQ Global Select Market, the Company will obtain stockholder approval prior to (i) taking any action described in Section 13.04(h) that would result in delivery of Common Stock upon conversion of the Notes in excess of limitations imposed by the NASDAQ Global Select Market that are applicable to the Company, (ii) engaging in a Make-Whole Fundamental Change that would result in delivery of Common Stock upon conversion of the Notes in excess of limitations imposed by the NASDAQ Global Select Market that are applicable to the Company or (iii) electing Combination Settlement.

ARTICLE 14

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 14.01 Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice (with such Fundamental Change Repurchase Date being subject to postponement by a number of days by which the Company’s Fundamental Change Company Notice is delivered to Holders beyond the deadline set forth in Section 14.01(c)), at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 14.

(b) Repurchases of Notes under this Section 14.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent and the Trustee by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent a Fundamental Change Repurchase Notice contemplated by this Section 14.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 14.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th calendar day after (i) the date that the Company knew or reasonably should have known that the Fundamental Change occurred, in the case of a Fundamental Change described under clause (a) of the definition thereof, or (ii) the date the Fundamental Change occurred, in the case of any other Fundamental Change, the Company shall provide to all Holders of Notes, the Securities Administrator and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Securities Administrator or the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 14;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing Fundamental Change Company Notice and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 14.01.

At the Company’s request, the Securities Administrator shall give or otherwise make available such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 14.02 Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the applicable Corporate Trust Office of the Securities Administrator or the Paying Agent (if other than the Securities Administrator) in accordance with this Section 14.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 14.03 Deposit of Fundamental Change Repurchase Price. (a) The Company, or its designee, will deposit with the Securities Administrator (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. If any such designee does not deposit an amount of money sufficient to repurchase all of such Notes by the deadline set forth in the immediately preceding sentence and the Company does not otherwise deposit such an amount by such deadline, such failure by the designee shall be treated for all purposes of this Indenture as failure by the Company to make such deposit. In addition, failure by the Company to designate a designee to make the deposit required by the second immediately preceding sentence shall not relieve the Company of its obligation to so deposit such an amount of money. Subject to extension if necessary to comply with the provisions of the Investment Company Act of 1940, as amended, payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in

Section 14.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Securities Administrator (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 14.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Securities Administrator shall, promptly after a Fundamental Change Repurchase Date, return to the Company any funds in excess of the Fundamental Change Repurchase Price of the Notes, or portions thereof, that the Company is obligated to purchase on the applicable Fundamental Change Repurchase Date.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Securities Administrator (or other Paying Agent appointed by the Company) holds money sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof for which Holders have surrendered and not withdrawn Fundamental Change Repurchase Notices on such Fundamental Change Repurchase Date, then (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Securities Administrator or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Notes).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 14.01, the Company shall execute and the Securities Administrator shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 14.04 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any successor or similar schedule; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 14 to be exercised in the time and in the manner specified in this Article 14.

ARTICLE 15

NO REDEMPTION

Section 15.01 No Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 16

MISCELLANEOUS PROVISIONS

Section 16.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 16.02 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 16.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to BlackRock Kelso Capital Corporation, 40 East 52nd Street, New York, New York 10022, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon, the Securities Administrator and the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the applicable Corporate Trust Office.

The Trustee and the Securities Administrator, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Securities Administrator shall constitute a sufficient notification for every purpose hereunder.

Section 16.04 Governing Law. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).

Section 16.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee and Securities Administrator. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate stating that such action is permitted by the terms of this Indenture. Upon any application or demand by the Company to the Securities Administrator to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Securities Administrator, furnish to the Securities Administrator, an Officers’ Certificate stating that such action is permitted by the terms of this Indenture.

Each Officers’ Certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee or the Securities Administrator, as applicable, with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.08) shall include (a) a statement that each person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of each such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of each such person, such action is permitted by this Indenture.

Notwithstanding anything to the contrary in this Section 16.05, (i) if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel, and (ii) if any provision in this Indenture specifically provides that the Securities Administrator shall or may receive an Opinion of Counsel in connection with any action to be taken by the Securities Administrator or the Company hereunder, the Securities Administrator shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 16.06 Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 16.07 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 16.08 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.09 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.10 Authenticating Agent. The Securities Administrator may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 14.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Securities Administrator” and a certificate of authentication executed on behalf of the Securities Administrator by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Securities Administrator’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 16.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee, the Securities Administrator and to the Company. The Securities Administrator may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 16.10, the Securities Administrator may appoint a successor authenticating agent (which may be the Securities Administrator), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 16.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Securities Administrator’s certificate of authentication, an alternative certificate of authentication in the following form:

,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 16.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original regardless of whether delivered in physical or electronic form, but such counterparts shall together constitute but one and the same instrument.

Section 16.12 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 16.13 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 16.14 Force Majeure. In no event shall the Trustee or the Securities Administrator be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, lockouts, accidents, acts of war or terrorism, civil or military disturbances, riots, floods, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or Federal Reserve Bank wire service; it being understood that the Trustee or the Securities Administrator, as applicable, shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 16.15 Calculations. Except as otherwise provided in Section 13.01(b)(i), the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee, the Securities Administrator and the Conversion Agent, and each of the Trustee, the Securities Administrator and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Securities Administrator will forward or otherwise make available the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 16.16 No Adverse Interpretation of Other Agreements. Other than the Notes and any supplemental indenture hereto, this Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 16.17 No Partnership or Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute any party the agent of any other. No party shall hold itself out contrary to the terms of this Section and no party shall become liable by any representation, act or omission of the other contrary to the provisions hereof. This Indenture is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

BLACKROCK KELSO CAPITAL CORPORATION

By:	/s/ Corinne Pankovcin
Name:	Corinne Pankovcin
Title:	Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ W. Thomas Morris, II
Name:	W. Thomas Morris, II
Title:	Vice President

CITIBANK, N.A., as Securities Administrator

By:	/s/ Karen Schluter
Name:	Karen Schluter
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO BLACKROCK KELSO CAPITAL CORPORATION (THE “COMPANY”) OR ANY CONSOLIDATED SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE TRUSTEE AND THE SECURITIES ADMINISTRATOR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY RESELL THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

BLACKROCK KELSO CAPITAL CORPORATION

5.50% Convertible Senior Note due 2018

No. [ ]	Initially $[ ]

CUSIP No. [            ]

BlackRock Kelso Capital Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [Name of the Registered Holder]2 [CEDE & CO.]3, or registered assigns, the principal sum of $[        ][or such greater or lesser amount as set forth in the “Schedule of Exchanges of Notes” attached hereto,]4 which amount, taken together with the principal amount of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $[        ] [(as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of the over-allotment option as set forth in the Purchase Agreement)]5 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on February 15, 2018, and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.50% per year from February 19, 2013, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until February 15, 2018. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing on August 15, 2013, to Holders of record at the close of business on the preceding February 1 and August 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d) or Section 6.03 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate or rates, if any, specified in this Note, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

[2]	Include for certificated Notes.
[3]	Include if Global Note.
[4]	Include if Global Note.
[5]	Delete if the over-allotment option is exercised in full before initial closing and will be settled on the closing date for the initial issuance.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Securities Administrator as its Paying Agent and Note Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof that would cause the application of the laws of another jurisdiction).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Securities Administrator or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

BLACKROCK KELSO CAPITAL CORPORATION

By:
Name:
Title:

Dated:

SECURITIES ADMINISTRATOR CERTIFICATE OF AUTHENTICATION

CITIBANK, N.A.,

as Securities Administrator, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

BLACKROCK KELSO CAPITAL CORPORATION

5.50% Convertible Senior Note due 2018

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.50% Convertible Senior Notes due 2018 (the “Notes”), limited to the aggregate principal amount of $100,000,000 [(as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of the over-allotment option as set forth in the Purchase Agreement)]6, all issued or to be issued under and pursuant to an Indenture dated as of February 19, 2013 (the “Indenture”), among the Company and Wilmington Trust, National Association (the “Trustee”) and Citibank, N.A. (the “Securities Administrator”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Securities Administrator, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the Securities Administrator and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

[6]	Delete if the over-allotment option is exercised in full before initial closing and will be settled on the closing date for the initial issuance.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, the Fundamental Change Repurchase Price, if applicable, of, accrued and unpaid interest on and amounts due upon conversion of this Note at the place, at the respective times, at the rate and in the lawful money or other consideration herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company, the Securities Administrator or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES7

BLACKROCK KELSO CAPITAL CORPORATION

5.50% Convertible Senior Notes due 2018

The initial principal amount of this Global Note is         DOLLARS ($[        ]). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Securities Administrator or Custodian

[7]	Include if Global Note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]8

To:     BlackRock Kelso Capital Corporation

  Citibank N.A.

  Wilmington Trust, National Association

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer or similar taxes in accordance with Section 13.02(d) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to U.S. Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or

[8]	Include if Physical Note.

Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]9

To:	BlackRock Kelso Capital Corporation

Citibank N.A.

Wilmington Trust, National Association

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from BlackRock Kelso Capital Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[9]	Include if Physical Note.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]10

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To BlackRock Kelso Capital Corporation or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	To a qualified institutional buyer pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

[10]	Include if Physical Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an approved

signature guarantee medallion program pursuant

to U.S. Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered, other

than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.